Exhibit 23.1

Kost Forer Gabbay & Kasierer Menachem Begin 144, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-2-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 No. 333-231305, 333-260382 and 333-263984) of ReWalk Robotics Ltd.,
(2)	Registration Statements (Form S-1 No. 333-235931, 333-239733, 333-251454 and 333-254147) of ReWalk Robotics Ltd., and
(3)
Registration Statements (Form S-8 No. 333-199688, 333-221357, 333-230485, 333-239258 and 333-267284) pertaining to the ReWalk Robotics Ltd. 2006 Stock Option Plan, ReWalk Robotics Ltd. 2012 Equity Incentive Plan and ReWalk Robotics Ltd. 2014 Incentive Compensation Plan;

of our report dated October 27, 2023, with respect to the financial statements of AlterG, Inc. for the years ended December 31, 2022 and December 31, 2021, appearing in this Current Report on Form 8-K/A of  ReWalk Robotics Ltd.

/s/ KOST FORER GABBAY & KASIERER
A Member of EY Global
October 27, 2023
Tel-Aviv